Exhibit 99.1

Contact:
Susan Spivak Bernstein
Senior Vice President, Investor Relations
212.607.8835

Argo Group Reports 2017 Fourth Quarter and Full Year Results

HAMILTON, Bermuda (Feb. 13, 2018) – Argo Group International Holdings, Ltd. (NASDAQ: AGII) today announced financial results for the three months and year ended Dec. 31, 2017.

2017 Annual Recap

Gross Written Premiums	Net Income Per Diluted Share	Net Investment Income	Total 2017 Return on Average Investments(1)	Book Value Per Common Share
$2.7B	$1.64	$140.0M	5.4%	$61.48
↑ 24.6% from 2016	↓ 65.5% from 2016	↑ 21.6% from 2016	↑ 110 basis points from 2016	↑ 2.9% from Dec. 31, 2016

“It has been a noteworthy year for the Property and Casualty industry, with significant catastrophe losses, continued low interest rates, new tax laws in the U.S., and continued merger and acquisition activity,” said Argo Group CEO Mark E. Watson III.  “In this market, Argo continues to emerge as a leading, innovative specialty insurer, demonstrated by the nearly 25% growth in gross written premium in 2017.  And while catastrophe losses impacted our underwriting margins, our strong investment performance and capital management framework helped us generate net income and growth in book value per share.”

HIGHLIGHTS FOR THE THREE MONTHS
ENDED DEC. 31, 2017:

   •   Gross written premiums were up 21.5% to $606.3 million, compared to $499.0 million for the 2016 fourth quarter.

   •   Net income was $28.9 million or $0.95 per diluted share, compared to net income of $32.9 million or $1.07 per diluted share for the 2016 fourth quarter.

   •   Adjusted operating income(1)(2) was $0.3 million or $0.01 per diluted share, compared to adjusted operating income of $19.8 million or $0.64 per diluted share for the 2016 fourth quarter.

HIGHLIGHTS FOR THE YEAR
ENDED DEC. 31, 2017:

   •   Gross written premiums were up 24.6% to $2.7 billion, compared to $2.2 billion in 2016.

   •   Net income was $50.3 million or $1.64 per diluted share, compared to $146.7 million or $4.75 per diluted share in 2016.

   •   Adjusted operating income(1)(2) was $5.5 million or $0.18 per diluted share, compared to $121.0 million or $3.92 per diluted share in 2016.

   •   The combined ratio was 106.7%, compared to 98.8% for the 2016 fourth quarter. The loss and expense ratios for the quarter were 66.9% and 39.8%, respectively, compared to 59.1% and 39.7% for the 2016 fourth quarter.

   •   Estimated pre-tax catastrophe losses for Q4 events were $37.5 million. In addition, during Q4 2017, estimates for Q3 and other 2017 CATs were reduced by $7.6 million. Consistent with Q3 2017, the current quarter was further impacted by $4.4 million of catastrophe related premium charges. The net impact on Q4 2017 for these items is a charge of $34.3 million, compared to a $22.8 million charge in the 2016 fourth quarter. There were no comparable catastrophe-related premium charges in 2016.

   •   The current accident year ex-CAT combined ratio, as adjusted,(1) was 97.4%. The related loss and expense ratios for the fourth quarter were 59.9% and 37.5%, respectively. The comparable 2016 fourth quarter current accident year ex-CAT combined ratio, as adjusted, was 96.4%, with underlying loss and expense ratios of 56.7% and 39.7%, respectively.

   •   Net investment income was $35.0 million, compared to $25.5 million for the 2016 fourth quarter. Alternative investments contributed $10.8 million and $3.1 million for the fourth quarters of 2017 and 2016, respectively.

   •   Total return on average investments for the 2017 fourth quarter was 1.1%, compared to 0.0% in the fourth quarter of 2016. The 2016 quarter was adversely impacted by a net increase in unrealized losses of approximately $37.7 million.

   •   Net favorable prior-year reserve development was $12.6 million (benefiting the combined ratio by 3.1 points), compared with $14.5 million (benefiting the combined ratio by 4.0 points) for the 2016 fourth quarter.

   •   During the fourth quarter of 2017, the Company repurchased $8.6 million or 144,218 shares of its common stock.

   •   During the fourth quarter of 2017, the Company recognized a tax benefit of approximately $20.2 million related to the revaluation of net deferred tax liabilities due to the reduction of the U.S. corporate income tax rate from 35% to 21% (increasing book value per share by $0.68).

   •   The combined ratio was 107.2%, compared to 96.2% in 2016. The loss and expense ratios were 66.8% and 40.4%, respectively, compared to 57.4% and 38.8% in 2016.

   •   Estimated pre-tax catastrophe losses were $126.2 million. In addition, 2017 included $18.9 million of catastrophe-related premium charges. As a result, the full year 2017 results include a total catastrophe impact of $145.1 million, compared to $61.7 million in 2016. There were no comparable catastrophe-related premium charges in 2016.

   •   The current accident year ex-CAT combined ratio, as adjusted,(1) was 96.4%. The related loss and expense ratios for the year ended Dec. 31, 2017 were 57.8% and 38.7%. The comparable 2016 current accident year ex-CAT combined ratio, as adjusted, was 94.2%, with underlying loss and expense ratios of 55.4% and 38.8%, respectively.

   •   Net investment income was $140.0 million, compared to $115.1 million in 2016. Alternative investments contributed $45.4 million and $23.8 million for 2017 and 2016, respectively.

   •   Total return on average investments for 2017 was 5.4%, compared to 4.3% in 2016, as the 2017 year reflected increases in net investment income, net realized gains, and changes in unrealized gains.

   •   Net favorable prior-year reserve development was $8.2 million (benefiting the combined ratio 0.5 points). Included in the 2017 net benefit were charges of approximately $10.0 million in the first quarter of 2017 relating to the Ogden rate change and claims from Hurricane Matthew. This compares to net favorable development of $33.3 million (benefiting the combined ratio by 2.4 points) in 2016.

   •   During 2017, the Company repurchased $45.2 million or 756,252 shares of its common stock.

   •   Book value per share increased to $61.48, up 2.9% from $59.73 at Dec. 31, 2016.

   •   Cash and investments at Dec. 31, 2017 totaled $5.0 billion, with a net pre-tax unrealized gain of approximately $181.5 million.

Notes
      ●   All references to catastrophe losses are pre-tax, net of reinsurance and estimated reinstatement premiums.

      ●   Point impacts on the combined ratio are calculated as the difference between the reported combined ratio and the combined ratio, excluding incurred catastrophe losses and associated reinstatement and other catastrophe-related premium adjustments.

(1)	Refer to Non-GAAP Financial Measures below.
(2)	At assumed tax rate of 20%

FINANCIAL HIGHLIGHTS BY SEGMENT
U.S. Operations

U.S. Operations include the Excess & Surplus Lines and Commercial Specialty businesses.

•
Fourth quarter 2017 gross written premiums growth of 23.9% was driven by growth in all lines of business, with the strongest growth in Professional, Liability, and Specialty lines. Property lines were up, compared to the prior year’s fourth quarter, due to the strategic addition of a property program, partially offset by planned reductions to exposures in certain other classes of business within this line. Gross written premiums for 2017 were up 18.2% from the same 2016 period and reflect growth in all four business lines, as U.S. Operations continues to execute on its strategic growth initiatives.

•
Net earned premium in the fourth quarter of 2017 of $243.7 million was up 10.9% from the prior year fourth quarter, as all business lines increased except for property. This growth was partially offset by additional group reinsurance programs purchased and attributed to U.S. Operations following the acquisition of Ariel Re and the storm activity in the 2017 third quarter.

•	The fourth quarter 2017 loss ratio was 54.9%, compared to 54.3% for the 2016 fourth quarter. For 2017, the loss ratio was 56.4%, compared to 55.0% in 2016.

•
For the 2017 fourth quarter, net favorable prior-year reserve development was $10.0 million, compared to net favorable prior-year reserve development of $10.3 million for the 2016 fourth quarter. For 2017, net favorable prior-year reserve development was $38.7 million, compared to net favorable prior-year reserve development of $35.9 million for 2016.

•
Catastrophe losses for Q4 events were $1.7 million. In addition, during Q4 2017, estimates for Q3 and other 2017 CATs were reduced by $7.0 million. Consistent with Q3 2017, the current quarter was further impacted by $1.3 million of catastrophe-related premium charges. The impact on Q4 2017 for these items is a net benefit of $4.0 million, compared to a $2.7 million charge in the 2016 fourth quarter. There were no comparable catastrophe-related premium charges in 2016.

•
The current accident year ex-CAT loss ratio, as adjusted for the 2017 fourth quarter, was 60.2%, compared to 57.8% for the 2016 fourth quarter. For 2017, the current accident year ex-CAT loss ratio, as adjusted, was 58.2%, compared to 57.6% for 2016. Both the quarter and year-to-date increase relates primarily to discrete non-catastrophe-related property losses.

•	The expense ratio for the 2017 fourth quarter was 31.2%, compared to 30.9% for the 2016 fourth quarter. For 2017, the expense ratio was 34.1%, compared to 31.9% in 2016.

•
The fourth quarter 2017 expense ratio, as adjusted, was 29.9%, compared to 30.9% in the fourth quarter of 2016. For 2017, the expense ratio, as adjusted, was 33.2%, compared to 31.9%. The decrease in the quarterly ratio is due in large part to reductions in certain incentive compensation programs. While the full year expense ratio includes the reductions to compensation programs, it also includes continued strategic investments in people and technology in support of the aforementioned 23.9% growth in gross written premiums and other operational initiatives.

•
For the 2017 fourth quarter, U.S. Operations reported underwriting income of $33.7 million, compared to underwriting income of $32.6 million for the 2016 fourth quarter. For 2017, underwriting income was $89.4 million, compared to $111.5 million in 2016.

International Operations

International Operations comprises Syndicate 1200, International Specialty, and the Ariel Re businesses, including Syndicate 1910. The Ariel Re transaction closed on February 6, 2017; therefore, Ariel Re results are included in the International Operations results since that date.

•
Gross written premiums were up 17.7% in the fourth quarter and 33.9% for 2017, compared to the same periods in 2016, driven primarily by the acquisition of Ariel Re. Also contributing to growth in the quarter was Professional and Surety lines in the Company’s European and International Specialty businesses. This growth was partially offset by planned reductions in Property Direct and Facultative business for U.S. exposures written in Syndicate 1200 as part of the actions taken to restore risk adjusted underwriting margins to more profitable levels.

•
Net premiums earned in the fourth quarter of 2017 of $160.9 million were up 13.0%, compared to the 2016 quarter, driven primarily by the acquisition of Ariel Re. This growth was partially offset by additional group reinsurance programs purchased and attributed to the International operations following the acquisition of Ariel Re and the storm activity in the 2017 third quarter.

•
The fourth quarter 2017 loss ratio was 84.3%, compared to 65.8% in the 2016 fourth quarter. For 2017, the loss ratio was 79.4%, compared to 57.8% for 2016. The increase in the fourth quarter and 2017 loss ratios relates to higher catastrophe losses and to an increase in attritional losses.

•
For the 2017 fourth quarter, net favorable prior-year reserve development was $3.8 million, compared to net favorable prior year reserve development of $5.2 million for the 2016 fourth quarter. For 2017, net unfavorable prior-year reserve development was $13.2 million, compared to net favorable prior-year reserve development of $16.0 million for 2016.

•
Catastrophe losses for Q4 events were $35.8 million. In addition, during Q4 2017, estimates for Q3 and other 2017 CATs were reduced by $0.6 million. Consistent with Q3 2017, the current quarter was further impacted by $3.1 million of catastrophe-related premium charges. The impact on Q4 2017 for these items is a net charge of $38.3 million, compared to a $20.1 million charge in the 2016 fourth quarter. There were no comparable catastrophe-related premium charges in 2016.

•
The current accident year ex-CAT loss ratio, as adjusted for the fourth quarter of 2017, was 59.4%, compared to 55.1% for the 2016 fourth quarter. For 2017, the current accident year ex-CAT loss ratio, as adjusted, was 57.2%, compared to 52.0% in 2016.  The increase in the attritional loss ratio is due to higher losses within certain classes of business at Syndicate 1200, most notably within Property lines (as discussed in prior quarters).

•	The expense ratio for the 2017 fourth quarter was 36.3%, compared to 37.5% for the 2016 fourth quarter. For 2017, the reported expense ratio was 38.1%, compared to 37.6% in 2016.

•
The fourth quarter 2017 expense ratio, as adjusted, was 33.1%, compared to 37.5% in the same 2016 period. The 2017 expense ratio, as adjusted, was 36.4%, compared to 37.6% in 2016. The decrease in both the quarterly and full expense ratios, as adjusted, is due in large part to reductions in certain incentive compensation programs.

•
For the 2017 fourth quarter, International Operations reported an underwriting loss of $33.1 million, compared to a loss of $4.8 million for the 2016 fourth quarter. In 2017, the underwriting loss was $111.2 million, compared to underwriting income of $25.8 million in 2016.

CONFERENCE CALL

Argo Group management will conduct an investor conference call starting at 9:30 a.m. EST (10:30 a.m. AST) tomorrow, Wed., Feb. 14, 2018.  A live webcast of the conference call can be accessed by visiting https://services.choruscall.com/links/agii180214.html.  Participants in the U.S. can access the call by dialing (877) 291-5203.  Callers dialing from outside the U.S. can access the call by dialing (412) 902-6610.  Please ask the operator to be connected to the Argo Group earnings call.

A webcast replay will be available shortly after the live conference call and can be accessed at  https://services.choruscall.com/links/agii180214.html.  A telephone replay of the conference call will be available through Feb. 21, 2018, to callers in the U.S. by dialing (877) 344-7529 (conference # 10117133).  Callers dialing from outside the U.S. can access the telephone replay by dialing (412) 317-0088 (conference # 10117133).

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

Argo Group International Holdings, Ltd. (NASDAQ: AGII) is an international underwriter of specialty insurance and reinsurance products in the property and casualty market. Argo Group offers a full line of products and services designed to meet the unique coverage and claims handling needs of businesses in two primary segments: U.S. Operations and International Operations. Argo Group's insurance subsidiaries are A. M. Best-rated 'A' (Excellent) (third highest rating out of 16 rating classifications) with a stable outlook, and Argo Group's U.S. insurance subsidiaries are Standard and Poor's-rated 'A-' (Strong) with a stable outlook. More information on Argo Group and its subsidiaries is available at www.argolimited.com.

FORWARD-LOOKING STATEMENTS

This press release may include forward-looking statements, both with respect to Argo Group and its industry, that reflect our current views with respect to future events and financial performance. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "expect," "intend," "plan," "believe," “do not believe,” “aim,” "project," "anticipate," “seek,” "will," “likely,” “assume,” “estimate,” "may," “continue,” “guidance,” “objective,” “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “on track” and similar expressions of a future or forward-looking nature. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond Argo Group's control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of our risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) statutory or regulatory developments including tax policy, reinsurance and other regulatory matters; 6) our ability to implement our business strategy; 7) adequacy of our loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) our ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of Ariel Re and other businesses we may acquire or new business ventures we may start; 15) the effect on our investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage, as well as management's response to any of the aforementioned factors.

In addition, any estimates relating to loss events involve the exercise of considerable judgment and reflect a combination of ground-up evaluations, information available to date from brokers and cedants, market intelligence, initial tentative loss reports and other sources. The actuarial range of reserves and management’s best estimate is based on our then current state of knowledge including explicit and implicit assumptions relating to the pattern of claim development, the expected ultimate settlement amount, inflation and dependencies between lines of business. Our internal capital model is used to consider the distribution for reserving risk around this best estimate and predict the potential range of outcomes. However, due to the complexity of factors contributing to the losses and the preliminary nature of the information used to prepare these estimates, there can be no assurance that Argo Group’s ultimate losses will remain within the stated amount.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in our most recent reports on Form 10-K and Form 10-Q and other documents of Argo Group on file with or furnished to the U.S. Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Argo Group will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Argo Group or its business or operations. Except as required by law, Argo Group undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

NON-GAAP FINANCIAL MEASURES

In presenting the Company's results, management has included and discussed in this press release certain non-generally accepted accounting principles ("non-GAAP") financial measures within the meaning of Regulation G as promulgated by the U.S. Securities and Exchange Commission. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the Company's results of operations in a manner that allows for a more complete understanding of the underlying trends in the Company's business. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles ("U.S. GAAP").

“Underwriting income” is an internal performance measure used in the management of the Company’s operations and represents net amount earned from underwriting activities (net premiums earned less underwriting expenses and claims incurred).  Although this measure of profit (loss) does not replace net income (loss) computed in accordance with U.S. GAAP as a measure of profitability, management uses this measure of profit (loss) to focus our reporting segments on generating underwriting income.  The Company presents Underwriting income as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

“Current accident year ex-CAT combined ratio, as adjusted”, “Current accident year ex-CAT loss ratio, as adjusted”, and “Expense ratio, as adjusted” are internal measures used by the management of the Company to evaluate the performance of its’ underwriting activity and represents the net amount of underwriting income excluding catastrophe related charges, the impact of changes to prior year loss reserves and other non-recurring items.  Although this measure does not replace the combined ratio it provides management with a view of the quality of earnings generated by underwriting activity for the current accident year.

“Total return on average investments” is an internal measure used by management of the Company to evaluate the performance of its investment and asset management activities and represents the total of net investment income, net realized gains and losses, and the net change in unrealized gains and losses.  These returns are analyzed as a percentage of the average investments excluding investments managed on behalf of trade capital providers who are third-parties that provide underwriting capital to our Syndicate operations. This measure does not replace net investment income as a measure of return on invested assets.  However, it provides management with an overall view of investment performance.

“Adjusted operating income" is an internal performance measure used in the management of the Company's operations and represents after-tax (at an assumed effective tax rate of 20%) operational results excluding, as applicable, net realized investment gains or losses, net foreign exchange gain or loss, and other similar non-recurring items. The Company excludes net realized investment gains or losses, net foreign exchange gain or loss, and other similar non-recurring items from the calculation of adjusted operating income because these amounts are influenced by and fluctuate in part, by market conditions that are outside of management’s control. In addition to presenting net income determined in accordance with U.S. GAAP, the Company believes that showing adjusted operating income enables investors, analysts, rating agencies and other users of the Company's financial information to more easily analyze our results of operations and underlying business performance. Adjusted operating income should not be viewed as a substitute for U.S. GAAP net income.

"Annualized return on average shareholders’ equity" ("ROAE") is calculated using average shareholders' equity. In calculating ROAE, the net income available to shareholders for the period is multiplied by the number of periods in a calendar year to arrive at annualized net income available to shareholders. The Company presents ROAE as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

"Annualized adjusted operating return on average shareholders' equity" is calculated using adjusted operating income (as defined above and annualized in the manner described for net income (loss) available to shareholders under ROAE above) and average shareholders' equity.  The assumed tax rate is 20%.

Reconciliations of these financial measures to their most directly comparable U.S. GAAP measures are included in the attached tables.

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(financial tables follow)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	December 31,	December 31,
	2017	2016
	(unaudited)
Assets
Total investments	$4,742.9	$4,320.3
Cash	176.6	86.0
Accrued investment income	23.5	20.7
Receivables	2,691.9	1,849.4
Goodwill and intangible assets	258.2	219.9
Deferred acquisition costs, net	160.4	139.1
Ceded unearned premiums	399.5	302.8
Other assets	311.0	266.8
Total assets	$8,764.0	$7,205.0

Liabilities and Shareholders' Equity
Reserves for losses and loss adjustment expenses	$4,201.0	$3,350.8
Unearned premiums	1,207.7	970.0
Ceded reinsurance payable, net	734.0	466.6
Senior unsecured fixed rate notes	139.6	139.5
Other indebtedness	184.5	55.4
Junior subordinated debentures	256.6	172.7
Other liabilities	220.9	257.3
Total liabilities	6,944.3	5,412.3

Total shareholders' equity	1,819.7	1,792.7
Total liabilities and shareholders' equity	$8,764.0	$7,205.0

Book value per common share	$61.48	$59.73

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
FINANCIAL HIGHLIGHTS
ALL SEGMENTS
(in millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
	(unaudited)		(unaudited)

Gross written premiums	$606.3	$499.0	$2,697.2	$2,164.8
Net written premiums	389.8	333.5	1,653.5	1,440.2

Earned premiums	404.5	362.3	1,572.3	1,410.8
Net investment income	35.0	25.5	140.0	115.1
Fee and other income	2.1	4.3	22.5	24.5
Net realized investment and other gains	14.2	13.3	39.3	26.1
Total revenue	455.8	405.4	1,774.1	1,576.5

Losses and loss adjustment expenses	270.7	214.1	1,050.2	810.1
Underwriting, acquisition and insurance expenses	161.0	144.0	635.4	547.0
Interest expense	7.3	5.0	27.7	19.6
Fee and other expense, net	2.2	4.3	14.6	22.4
Foreign currency exchange losses (gains)	2.3	(9.0)	6.3	(4.5)
Total expenses	443.5	358.4	1,734.2	1,394.6

Income before taxes	12.3	47.0	39.9	181.9
Income tax (benefit) provision	(16.6)	14.1	(10.4)	35.2
Net income	$28.9	$32.9	$50.3	$146.7

Net income per common share (basic)	$0.98	$1.10	$1.68	$4.86

Net income per common share (diluted)	$0.95	$1.07	$1.64	$4.75

Weighted average common shares:
Basic	29.6	30.0	30.0	30.2
Diluted	30.4	30.7	30.8	30.8

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SEGMENT DATA
(in millions)

	Three months ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
	(unaudited)		(unaudited)

U.S. OPERATIONS
Gross written premiums	$380.9	$307.5	$1,509.8	$1,277.7
Net written premiums	250.7	211.7	1,031.8	883.5
Earned premiums	243.7	219.8	936.6	849.5

Underwriting income	33.7	32.6	89.4	111.5
Net investment income	21.2	16.1	87.2	71.9
Interest expense	(3.8)	(2.4)	(14.1)	(9.2)
Fee (expense) income net	(0.6)	1.9	6.9	0.2
Net income before taxes	$50.5	$48.2	$169.4	$174.4

Loss ratio	54.9%	54.3%	56.4%	55.0%
Expense ratio	31.2%	30.9%	34.1%	31.9%
GAAP combined ratio	86.1%	85.2%	90.5%	86.9%

INTERNATIONAL OPERATIONS
Gross written premiums	$225.3	$191.5	$1,187.3	$886.8
Net written premiums	139.1	121.8	621.7	556.4
Earned premiums	160.9	142.4	635.8	560.9

Underwriting (loss) income	(33.1)	(4.8)	(111.2)	25.8
Net investment income	8.3	6.0	32.7	28.7
Interest expense	(2.6)	(1.3)	(9.7)	(5.3)
Fee income (expense), net	0.8	(1.4)	1.5	2.4
Net (loss) income before taxes	$(26.6)	$(1.5)	$(86.7)	$51.6

Loss ratio	84.3%	65.8%	79.4%	57.8%
Expense ratio	36.3%	37.5%	38.1%	37.6%
GAAP combined ratio	120.6%	103.3%	117.5%	95.4%

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
(in millions)

	Three months ended		Year Ended
Net Prior Year Development	December 31,		December 31,
(Favorable)/Unfavorable	2017	2016	2017	2016
	(unaudited)		(unaudited)

US Operations	$(10.0)	$(10.3)	$(38.7)	$(35.9)
International Operations	(3.8)	(5.2)	13.2	(16.0)
Run-off Lines	1.2	1.0	17.3	18.6
Total	$(12.6)	$(14.5)	$(8.2)	$(33.3)

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
(in millions)
(unaudited)

	Three months ended
	December 31,
	2017	2016
Catastrophe losses, net of reinstatement premiums
US Operations
Catastrophe losses - Q4 events	$1.7	$2.7
Catastrophe losses - pre Q4 events	(7.0)	-
Total catastrophe losses	(5.3)	2.7
CAT related premium adjustments	1.3	-
Catastrophe losses, inclusive of CAT related premium adjustments	$(4.0)	$2.7

International Operations
Catastrophe losses - Q4 events (1)	$35.8	$20.1
Catastrophe losses - Q3 events (2)	(0.6)	-
Total catastrophe losses	35.2	20.1
CAT related premium adjustments	3.1	-
Catastrophe losses, inclusive of CAT related premium adjustments	$38.3	$20.1

Consolidated
Catastrophe losses - Q4 events (1)	$37.5	$22.8
Catastrophe losses - Q3 events (2)	(7.6)	-
Total catastrophe losses	29.9	22.8
CAT related premium adjustments	4.4	-
Catastrophe losses, inclusive of CAT related premium adjustments	$34.3	$22.8

	Year Ended
	December 31,
	2017	2016
Catastrophe losses, net of reinstatement premiums:
US Operations	$16.8	$14.2
International Operations (3)	109.4	47.5
Total catastrophe losses	126.2	61.7
CAT related premium adjustments
US Operations	5.1	-
International Operations	13.8	-
Total CAT related premium adjustments	18.9	-
Catastrophe losses, inclusive of CAT related premium adjustments	$145.1	$61.7

(1)	Losses for the three months ended December 31, 2017 increased $2.2 million for reinstatement premiums on out-bound reinsurance.
Losses for the three months ended December 31, 2016 decreased $0.6 million for reinstatement premiums on in-bound reinsurance.

(2)	Losses for the three months ended December 31, 2017 decreased $3.1 million for reinstatement premiums on in-bound reinsurance.

(3)	Losses for the years ended December 31, 2017 and 2016 decreased $1.0 million and $0.6 million, respectively, for reinstatement premiums on in-bound reinsurance.

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF RATIOS
(in millions)
(unaudited)

	Three months ended		Year Ended
	December 31,		December 31,
US Operations	2017	2016	2017	2016

Earned premiums, as reported	$243.7	$219.8	$936.6	$849.5
CAT related premiums adjustments	1.3	-	5.1	-
Net earned premiums, net of catastrophe adjustments	245.0	219.8	941.7	849.5
Other CAT and risk management purchases in 2017	2.7	-	4.1	-
Net earned premiums, as adjusted	$247.7	$219.8	$945.8	$849.5

Losses and loss adjustment expenses, as reported	$133.9	$119.4	$528.1	$467.5
Catastrophe benefits (losses)	5.3	(2.7)	(16.8)	(14.2)
Net favorable prior accident year reserve development	10.0	10.3	38.7	35.9
Current accident year losses excluding CATs, as adjusted	$149.2	$127.0	$550.0	$489.2

Underwriting, acquisition and insurance expenses, as reported	$76.1	$67.8	$319.1	$270.5
Restructuring charge	(2.0)	-	(2.0)	-
Final resolution of premium tax dispute	-	-	(3.5)	-
Underwriting, acquisition and insurance expenses, as adjusted	$74.1	$67.8	$313.6	$270.5

Loss ratio, as reported	54.9%	54.3%	56.4%	55.0%
Catastrophe losses (a)	2.2%	-1.2%	-1.8%	-1.6%
Prior accident year loss development	4.1%	4.7%	4.1%	4.2%
Other CAT and risk management purchases in 2017	-1.0%	0.0%	-0.5%	0.0%
Current accident year ex-cats loss ratio, as adjusted	60.2%	57.8%	58.2%	57.6%

Expense ratio, as reported	31.2%	30.9%	34.1%	31.9%
Restructuring charge	-0.8%	0.0%	-0.2%	0.0%
Final resolution of premium tax dispute	0.0%	0.0%	-0.4%	0.0%
Other CAT and risk management purchases in 2017	-0.5%	0.0%	-0.3%	0.0%
Expense ratio, as adjusted	29.9%	30.9%	33.2%	31.9%

Combined ratio, as reported	86.1%	85.2%	90.5%	86.9%

CAY ex-CAT combined ratio, as adjusted	90.1%	88.7%	91.4%	89.5%

(a) Please refer to Notes for calculation of the point impacts of catastrophe losses on the ratios.

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF RATIOS
(in millions)
(unaudited)

	Three months ended		Year Ended
	December 31,		December 31,
International Operations	2017	2016	2017	2016

Earned premiums, as reported	$160.9	$142.4	$635.8	$560.9
CAT related premiums adjustments	3.1	-	13.8	-
Net earned premiums, net of catastrophe adjustments	164.0	142.4	649.6	560.9
Other CAT and risk management purchases in 2017	10.0	-	16.7	-
Net earned premiums, as adjusted	$174.0	$142.4	$666.3	$560.9

Losses and loss adjustment expenses, as reported	$135.6	$93.7	$504.8	$324.0
Catastrophe losses	(36.1)	(20.7)	(110.4)	(49.7)
Net favorable (unfavorable) prior accident year reserve development	3.8	5.2	(13.2)	16.0
Current accident year losses excluding CATs, as adjusted	$103.3	$78.2	$381.2	$290.3

Underwriting, acquisition and insurance expenses, as reported	$58.4	$53.5	$242.2	$211.1
Prior quarters intangible asset amortization true up	(0.9)	-	-	-
Underwriting, acquisition and insurance expenses, as adjusted	$57.5	$53.5	$242.2	$211.1

Loss ratio, as reported	84.3%	65.8%	79.4%	57.8%
Catastrophe losses (a)	-22.1%	-14.4%	-17.3%	-8.7%
Prior accident year loss development	2.3%	3.7%	-2.1%	2.9%
Other CAT and risk management purchases in 2017	-5.1%	0.0%	-2.8%	0.0%
Current accident year ex-cats loss ratio, as adjusted	59.4%	55.1%	57.2%	52.0%

Expense ratio, as reported	36.3%	37.5%	38.1%	37.6%
Prior quarters intangible asset amortization true up	-0.6%	0.0%	0.0%	0.0%
Other CAT and risk management purchases in 2017	-2.7%	0.0%	-1.7%	0.0%
Expense ratio, as adjusted	33.0%	37.5%	36.4%	37.6%

Combined ratio, as reported	120.6%	103.3%	117.5%	95.4%

CAY ex-CAT combined ratio, as adjusted	92.4%	92.6%	93.6%	89.6%

(a) Please refer to Notes for calculation of the point impacts of catastrophe losses on the ratios.

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF RATIOS
(in millions)
(unaudited)

	Three months ended		Year Ended
	December 31,		December 31,
Consolidated	2017	2016	2017	2016

Earned premiums, as reported	$404.5	$362.3	$1,572.3	$1,410.8
CAT related premiums adjustments	4.4	-	18.9	-
Net earned premiums, net of catastrophe adjustments	408.9	362.3	1,591.2	1,410.8
Other CAT and risk management purchases in 2017	12.7	-	20.8	-
Net earned premiums, as adjusted	$421.6	$362.3	$1,612.0	$1,410.8

Losses and loss adjustment expenses, as reported	$270.7	$214.1	$1,050.2	$810.1
Catastrophe losses	(30.8)	(23.4)	(127.2)	(63.9)
Net favorable prior accident year reserve development	12.6	14.5	8.2	33.3
Current accident year losses excluding CATs, as adjusted	$252.5	$205.2	$931.2	$779.5

Underwriting, acquisition and insurance expenses, as reported	$161.0	$144.0	$635.4	$547.0
Final resolution of premium tax dispute	-	-	(3.5)	-
IT outsourcing costs - Q1	-	-	(4.0)	-
Ariel Re transaction costs - Q1	-	-	(2.5)	-
Restructuring charge	(2.2)	-	(2.2)	-
Prior quarters intangible asset amortization true up	(0.9)	-	-	-
Underwriting, acquisition and insurance expenses, as adjusted	$157.9	$144.0	$623.2	$547.0

Loss ratio, as reported	66.9%	59.1%	66.8%	57.4%
Catastrophe losses (a)	-7.5%	-6.4%	-8.1%	-4.4%
Prior accident year loss development	3.1%	4.0%	0.6%	2.4%
Other CAT and risk management purchases in 2017	-2.6%	0.0%	-1.5%	0.0%
Current accident year ex-cats loss ratio, as adjusted	59.9%	56.7%	57.8%	55.4%

Expense ratio, as reported	39.8%	39.7%	40.4%	38.8%
Final resolution of premium tax dispute	0.0%	0.0%	-0.2%	0.0%
IT outsourcing costs - Q1	0.0%	0.0%	-0.2%	0.0%
Ariel Re transaction costs - Q1	0.0%	0.0%	-0.2%	0.0%
Restructuring charge	-0.6%	0.0%	-0.1%	0.0%
Prior quarters intangible asset amortization true up	-0.2%	0.0%	0.0%	0.0%
Other CAT and risk management purchases in 2017	-1.5%	0.0%	-1.0%	0.0%
Expense ratio, as adjusted	37.5%	39.7%	38.7%	38.8%

Combined ratio, as reported	106.7%	98.8%	107.2%	96.2%

CAY ex-CAT combined ratio, as adjusted	97.4%	96.4%	96.4%	94.2%

(a) Please refer to Notes for calculation of the point impacts of catastrophe losses on the ratios.

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF UNDERWRITING (LOSS) INCOME TO NET INCOME
(in millions)
(unaudited)

	Three months ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016

Net Income	$28.9	$32.9	$50.3	$146.7
Add (deduct):
Income tax (benefit) provision	(16.6)	14.1	(10.4)	35.2
Net investment income	(35.0)	(25.5)	(140.0)	(115.1)
Net realized investment and other gains	(14.2)	(13.3)	(39.3)	(26.1)
Fee and other income	(2.1)	(4.3)	(22.5)	(24.5)
Interest expense	7.3	5.0	27.7	19.6
Fee and other expense	2.2	4.3	14.6	22.4
Foreign currency exchange losses (gains)	2.3	(9.0)	6.3	(4.5)
Underwriting (loss) income	$(27.2)	$4.2	$(113.3)	$53.7

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF ADJUSTED OPERATING INCOME TO NET INCOME
(in millions, except per share amounts)
(unaudited)

	Three months ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016

Net income, as reported	$28.9	$32.9	$50.3	$146.7
(Benefit) provision for income taxes	(16.6)	14.1	(10.4)	35.2
Net income, before taxes	12.3	47.0	39.9	181.9
Add (deduct):
Net realized investment and other gains	(14.2)	(13.3)	(39.3)	(26.1)
Foreign currency exchange losses (gains)	2.3	(9.0)	6.3	(4.5)
Adjusted operating income before taxes	0.4	24.7	6.9	151.3
Provision for income taxes, at assumed rate (1)	0.1	4.9	1.4	30.3
Adjusted operating income	$0.3	$19.8	$5.5	$121.0

Adjusted operating income per common share (diluted)	$0.01	$0.64	$0.18	$3.92

Weighted average common shares, diluted	30.4	30.7	30.8	30.8

(1) At assumed tax rate of 20%.

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF SEGMENT (LOSS) INCOME TO NET (LOSS) INCOME
(in millions)
(unaudited)

	Three months ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016

Segment income (loss) before income taxes
U.S. Operations	50.5	48.2	169.4	174.4
International Operations	(26.6)	(1.5)	(86.7)	51.6
Run-off Lines	(1.5)	(0.6)	(17.9)	(15.2)
Corporate and Other	(22.0)	(21.4)	(57.9)	(59.5)
Realized investment and other gains	14.2	13.3	39.3	26.1
Foreign currency exchange (losses) gains	(2.3)	9.0	(6.3)	4.5
Net income before income taxes	12.3	47.0	39.9	181.9
(Benefit) provision for taxes	(16.6)	14.1	(10.4)	35.2
Net income	$28.9	$32.9	$50.3	$146.7

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
GROSS WRITTEN PREMIUMS BY SEGMENT AND LINE OF BUSINESS
(in millions)
(unaudited)

U.S. Operations	Three months ended			Three months ended
(unaudited)	December 31, 2017			December 31, 2016
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned

Property	$53.3	$33.6	$27.6	$51.2	$23.3	$31.2
Liability	231.3	162.5	164.4	181.6	134.7	146.2
Professional	56.6	23.8	25.8	41.5	28.6	22.5
Specialty	39.7	30.8	25.9	33.2	25.1	19.9
Total	$380.9	$250.7	$243.7	$307.5	$211.7	$219.8

International Operations	Three months ended			Three months ended
(unaudited)	December 31, 2017			December 31, 2016
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned

Property	$52.3	$36.4	$55.4	$48.8	$30.3	$51.8
Liability	36.0	16.5	19.5	35.6	18.5	20.4
Professional	49.3	32.4	30.5	47.9	34.2	30.9
Specialty	87.7	53.8	55.5	59.2	38.8	39.3
Total	$225.3	$139.1	$160.9	$191.5	$121.8	$142.4

Consolidated	Three months ended			Three months ended
(unaudited)	December 31, 2017			December 31, 2016
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned

Property	$105.6	$70.0	$83.0	$100.0	$53.6	$83.0
Liability	267.4	179.0	183.9	217.2	153.2	166.7
Professional	105.9	56.2	56.3	89.4	62.8	53.4
Specialty	127.4	84.6	81.3	92.4	63.9	59.2
Total	$606.3	$389.8	$404.5	$499.0	$333.5	$362.3

U.S. Operations	Year Ended			Year Ended
	December 31, 2017			December 31, 2016
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned

Property	$246.7	$138.5	$113.4	$239.8	$125.7	$124.9
Liability	946.7	673.8	619.2	794.8	575.5	575.3
Professional	176.5	113.1	111.3	140.4	100.3	79.3
Specialty	139.9	106.4	92.7	102.7	82.0	70.0
Total	$1,509.8	$1,031.8	$936.6	$1,277.7	$883.5	$849.5

International Operations	Year Ended			Year Ended
	December 31, 2017			December 31, 2016
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned

Property	$442.6	$198.3	$224.3	$321.9	$200.7	$205.6
Liability	162.6	77.8	79.6	145.5	80.6	86.2
Professional	169.7	104.7	100.9	159.1	104.9	102.7
Specialty	412.4	240.9	231.0	260.3	170.2	166.4
Total	$1,187.3	$621.7	$635.8	$886.8	$556.4	$560.9

Consolidated	Year Ended			Year Ended
	December 31, 2017			December 31, 2016
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned

Property	$689.3	$336.8	$337.7	$561.7	$326.4	$330.5
Liability	1,109.4	751.6	698.8	940.6	656.4	661.9
Professional	346.2	217.8	212.2	299.5	205.2	182.0
Specialty	552.3	347.3	323.6	363.0	252.2	236.4
Total	$2,697.2	$1,653.5	$1,572.3	$2,164.8	$1,440.2	$1,410.8

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
COMPONENTS OF NET INVESTMENT INCOME
ALL SEGMENTS
(in millions)
(unaudited)

	Three months ended
	December 31,	September 30	June 30	March 31	December 31
	2017	2017	2017	2017	2016

Net investment income, excluding alternatives	$24.2	$25.2	$23.0	$22.2	$22.4
Alternative investments	10.8	5.7	20.6	8.3	3.1
Total net investment income	$35.0	$30.9	$43.6	$30.5	$25.5

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF TOTAL RETURN TO NET INVESTMENT INCOME
(in millions)
(unaudited)

	Three months ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net investment income	$35.0	$25.5	$140.0	$115.1

Add (deduct):
Net realized investment and other gains	14.2	13.3	39.3	26.1
Net unrealized gains (losses)	0.2	(37.7)	64.1	34.9
Total return	$49.4	$1.1	$243.4	$176.1

Average investments (1)	$4,632.4	$4,187.3	$4,467.4	$4,087.9

Total return on average investments	1.1%	0.0%	5.4%	4.3%

(1) Excludes investments managed on behalf of syndicate's trade capital providers.

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SHAREHOLDER RETURN ANALYSIS
(in millions)
(unaudited)

	For the year ended December 31,
	2017	2016	% Change

Net income	$50.3	$146.7	(65.7%)
Adjusted operating income (a)	5.5	121.0	(95.5%)

Shareholders' Equity - Beginning of the period	$1,792.7	$1,668.1	7.5%
Shareholders' Equity - End of current period	1,819.7	1,792.7	1.5%
Average Shareholders' Equity	$1,806.2	$1,730.4	4.4%

Annualized return on average shareholders' equity	2.8%	8.5%
Annualized adjusted operating return on average shareholders' equity	0.3%	7.0%

(a) At assumed 20% tax rate.

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